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EXHIBIT 10.2

[THE ROYAL BANK OF SCOTLAND LOGO]


                                    AGREEMENT

                                     BETWEEN

                         THE ROYAL BANK OF SCOTLAND PLC

                                       AND

                                CRUACHEM LIMITED


OUR REF: 465371V2/CD/COMM/GSB/GLWG


        The Royal Bank of Scotland plc is registered in Scotland No 90312
            Registered Office: 36 St Andrew Square, Edinburgh EH2 2YB
   Agency agreements exist between members of The Royal Bank of Scotland Group

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THIS IS AN IMPORTANT DOCUMENT. YOU SHOULD TAKE INDEPENDENT LEGAL ADVICE BEFORE
SIGNING AND SIGN ONLY IF YOU WANT TO BE LEGALLY BOUND.

THIS AGREEMENT is made between:-

(1)  CRUACHEM LIMITED; and

(2)  THE ROYAL BANK OF SCOTLAND PLC.

By which it is agreed as follows:-

1    PURPOSE, DEFINITIONS AND INTERPRETATION

1.1 This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrower a loan of L 1,000,000 for the purpose of assisting the Borrower in the purchase of the Property. As interest on the Loan is to be charged at a fixed rate, formal arrangements require to be made with Financial Markets to establish the fixed rate of interest and to book the Loan. In the event that the Loan is not drawn down and/or repaid as agreed, the Borrower shall compensate the Bank for any loss incurred as detailed in this Agreement.

1.2  In this Agreement unless the context otherwise requires:-

     "AVAILABILITY DATE" means the date shown in the attached Schedule and referred to in Clause 2;

     "BANK" means The Royal Bank of Scotland plc and its successors and assigns;

     "BASE ACCOUNTS" means the audited financial statements of the Borrower for the period ended 31st December 2001;

     "BORROWER" means Cruachem Limited, Company Number Sc93984;

     "BRANCH OFFICE" means the branch/office of the Bank at 100 West George Street, Glasgow G2 1PP or such other branch/office as the Bank may notify to the Borrower from time to time;

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London;

     "EVENT OF DEFAULT" means any of the events described in Clause 12;

     "FINANCIAL MARKETS" means the Bank's Financial Markets Department at Drummond House, 1 Redheughs Avenue, Edinburgh EH12 9JN or such other address as the Bank may notify to the Borrower from time to time;

     "GAAP" means generally accepted accounting practice in the United Kingdom;

     "LOAN" means L 1,000,000 or (as the context may require) the principal amount owing to the Bank under this Agreement at any relevant time;

     "PROPERTY" means the industrial unit at Block 104, 4 Fountain Avenue, Inchinnan Park, Renfrew;

     "SUBSIDIARY" shall have the meaning ascribed to it in Section 736 of the Companies Act 1985.

1.3 Headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa.

2    DRAWING OF THE LOAN /

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2    DRAWING OF THE LOAN

2.1 The Loan must be drawn down in one amount no later than the Availability Date. The Bank unless otherwise mutually agreed shall credit the Loan to a current account of the Borrower with the Bank.

2.2 If the Borrower has requested that the Availability Date be more than 14 days after the date on which the Loan is formally booked with Financial Markets, a delayed drawdown fee as shown in the attached Schedule, shall be payable by the Borrower on drawdown of the Loan.

2.3 If the Loan is not drawn down on or before the Availability Date, the Bank may incur a loss as a consequence of the Loan being formally booked with Financial Markets and not subsequently drawn. The Borrower shall pay to the Bank within 3 days of demand a charge representing the amount certified by the Bank as sufficient to compensate the Bank for any such loss which the Bank shall sustain or incur. The Bank shall thereafter be entitled to cancel this Agreement.

3    INTEREST

3.1 Interest on the Loan shall be charged at the fixed rate shown in the attached Schedule.

3.2 Interest on the Loan shall be calculated on a daily basis and a year of 365 days and shall be compounded quarterly on the penultimate Business Day of March, June, September and December and on final repayment of the Loan.

3.3 If a repayment instalment referred to in Clause 5.1 should not be paid by the Borrower on the due date or if the Bank has served a written notice on the Borrower pursuant to Clause 12.1, the Borrower shall, unless the Bank stipulates that the prevailing fixed rate will continue to apply, pay interest on the amount of the repayment instalment or (in the case of a written notice having been served pursuant to Clause 12.1) the amount of the Loan outstanding from the due date until the date of actual payment at a rate of 3.5% per annum above the Bank's Base Rate. This interest shall be charged both before and after court decree or judgment, shall be in substitution for any other interest payable pursuant to this Agreement and applicable to such outstanding amount and shall be calculated on a day to day basis and a year of 365 days and payable quarterly on such dates as will be notified to the Borrower by the Bank.

4    INCREASED COSTS

4.1 If by reason of (i) the introduction of or any change in law or its interpretation or administration and/or (ii) compliance with any request or requirement of any central bank or other fiscal, monetary or other authority (including without limitation, a request or requirement which affects the manner in which the Bank allocates capital resources to its obligations hereunder):-

     (a) the Bank incurs a cost as a result of entering into this Agreement performing its obligations and/or assuming or maintaining its commitment hereunder and/or making the Loan available; or

     (b) the Bank is unable to obtain the rate of return on its overall capital which it would have been able to achieve but for its entering into this Agreement, performing its obligations and/or assuming or maintaining its commitment hereunder and/or making the Loan available; or

     (c) there is any increase in the cost to the Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Loan; or

     (d) the Bank incurs a cost as a result of its having made the Loan available or the Bank becomes liable to make any payment on account of tax or otherwise (other than a tax imposed on its overall net income) on or calculated by reference to the amount of the Loan and/or any sum received or receivable by it hereunder, or any liability in respect of any such payment is imposed, levied or assessed against the Bank then /

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     then the Borrower shall from time to time within three Business Days of a demand by the Bank, pay to the Bank amounts sufficient to indemnify the Bank against, as the case may be, (i) such costs, (ii) such reduction in the rate of return (or such proportion of such reduction as is in the opinion of the Bank attributable to its obligations hereunder), (iii) such increased costs (or such proportion of such increased costs as is in the opinion of the Bank attributable to its funding the Loan), or (iv) such cost or liability (or such proportion thereof as is in the opinion of the Bank attributable to making the Loan available).

4.2 If the Bank makes a claim pursuant to Clause 4.1 it shall promptly after it becomes aware of the circumstances giving rise to such claim deliver to the Borrower a certificate to that effect setting out in reasonable detail the basis of such claim. This certificate shall be conclusive in the absence of manifest error.

5    REPAYMENT AND PREPAYMENT

5.1 The Borrower shall repay the Loan and interest by regular instalments as detailed in the attached Schedule.

5.2 In the event of the Loan being repaid in whole or in part other than as detailed in Clause 5.1 ("early repayment") (including any repayment following upon the occurrence of an Event of Default in terms of Clause 12) the Borrower shall pay to the Bank within 3 days of demand:-

     (a)  an administration fee of 1% of the amount repaid; and

     (b) a sum of money representing the amount calculated by the Bank as being required to compensate the Bank for any loss which the Bank shall sustain or incur as a consequence of early repayment. A notice signed by the Bank certifying the sum due in terms of this Clause shall, in the absence of manifest error, be conclusive and binding on the Borrower.

          THE CALCULATION WILL BE CARRIED OUT BY THE BANK USING THE PRINCIPLES SET OUT IN THE GUIDE TO EARLY REPAYMENT - CHARGES FOR FIXED-RATE LOANS
    ("THE GUIDE") PROVIDED TO THE BORROWER DURING NEGOTIATIONS IN RELATION TO THE LOAN. UNLESS THERE HAS BEEN A CLEAR ERROR THE SUM DUE WILL BE BINDING
                                ON THE BORROWER.

5.3 Any repayment or prepayment made under Clause 5.2 shall be applied against the outstanding instalments under Clause 5.1 in inverse chronological order.

5.4  No amount repaid or prepaid may be redrawn under this Agreement.

6    PAYMENTS

6.1 All payments to be made by the Borrower under this Agreement shall be made to the Bank on the due date.

6.2 The amount of any payment shall unless otherwise mutually agreed be debited to a current account maintained by the Borrower with the Bank and the Borrower shall if required by the Bank grant to the Bank and maintain an appropriate Standing Order.

6.3 If any payment should become due on a day which is not a Business Day the due date for such payment shall be extended to the next Business Day.


7    CONDITIONS PRECEDENT

7.1 The Bank shall be under no obligation to make the Loan available until it has received the following and is satisfied with the same:-

     (a)  the duplicate of this Agreement signed on behalf of the Borrower;

     (b) a certified copy of the Resolution of the Board of Directors of the Borrower approving the transaction contemplated by this Agreement and authorising a specified person to sign this Agreement and any documents required under this Agreement on behalf of the Borrower;

     (c) evidence in writing that the Borrower has been awarded Regional Select Assistance funding of a minimum of L 950,000.

7.2 /

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7.2  The Bank shall furthermore not be obliged to make the Loan available unless the following conditions are satisfied on the date on which the Loan is drawn:-

     (a) the insurance referred to in Clause 9.9(a) has been effected to the Bank's satisfaction;

     (b) any new security to be granted in terms of Clause 11 is completed to the Bank's satisfaction;

     (c) the availability of any existing security for the Loan is confirmed to the Bank's satisfaction;

     (d) no Event of Default (or event which with the giving of notice, lapse of time or other conditions may constitute an Event of Default) has occurred and is continuing or might result from the drawdown of the Loan; and

     (e) the representations and warranties in Clause 8 are true with respect to the facts and circumstances then existing.

7.3 If the conditions detailed in Clauses 7.1 and 7.2 are not complied with by 30th September 2002 the Bank shall be entitled to cancel this Agreement.

8    REPRESENTATIONS AND WARRANTIES

8.1 The Borrower represents and warrants (save as disclosed to and agreed by the Bank) that:-

     STATUS
     (a) it is duly incorporated and validly existing and has power to own its property and assets and carry on its business as presently conducted;

     POWERS AND AUTHORITY
     (b) it has power to execute, deliver and perform its obligations under this Agreement and under any security provided by it pursuant to Clause 11, all necessary corporate, shareholder or other action has been taken to authorise the execution, delivery and performance of this Agreement and of any security provided, and no limitation on its powers or the powers of its Directors shall be exceeded as a result of the drawdown of the Loan;

     LEGAL VALIDITY
     (c) this Agreement and any security provided by it pursuant to Clause 11 constitute legal, valid and binding obligations on it;

     NON-CONFLICT
     (d) the entry into and performance of the terms and conditions of this Agreement and of any security provided by it pursuant to Clause 11 do not and shall not contravene or conflict with its memorandum and articles of association, any law, statute, regulation or other instrument binding on it or any of its assets, or any agreement or document to which it is a party or is binding on it or any of its assets;

     AUTHORISATIONS AND COMPLIANCE
     (e) it and its Subsidiaries hold and are in compliance with (i) all necessary licences, permits, consents or other authorisations required for conducting their business and (ii) all applicable laws and regulations or other legal requirements;

     BREACH OF OTHER AGREEMENTS
     (f) it is not (nor with the giving of notice, lapse of time or satisfaction of any other condition would be) in breach of or in default under any agreement or document to which it is party or by which it or any part of its assets may be bound which could have a material adverse effect on the business, assets or financial condition of the Borrower or on its ability to perform fully its obligations under this Agreement or under any security provided pursuant to Clause 11;

     ACCOUNTS /

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     ACCOUNTS
     (g) the Base Accounts/its latest audited financial statements as provided to the Bank have been prepared in accordance with GAAP and fairly represent its financial condition and there has been no material adverse change in its business or financial condition since the date of those financial statements;

     LITIGATION
     (h) no litigation, arbitration or administrative proceeding is taking place (including without limitation any action under any environmental law or regulation), pending or to the knowledge of its officers threatened against it or its Subsidiaries or any part of their undertaking, assets or revenues which could have a material adverse effect on their business, assets or financial condition or on its ability to perform fully its obligations under this Agreement or under any security provided pursuant to Clause 11;

     ENCUMBRANCES
     (i) no charges or other encumbrances in the nature of a security interest exist on its assets or the assets of any of its Subsidiaries other than any charges or encumbrances in favour of the Bank;

     ENVIRONMENT
     (j) it and its Subsidiaries (i) are in compliance with all applicable environmental laws, regulations and practices, (ii) hold and are in compliance with all necessary licences, permits, consents or other authorisations essential for the conduct of their business; and (iii) have not previously conducted nor are currently conducting their business in any manner which could form the basis of any environmental claim against them; and

     NO   DEFAULT
     (k)  no Event of Default has occurred.

     REPETITION
8.2 The representations and warranties contained in Clause 8.1 shall survive the signing of this Agreement and shall be deemed repeated on the date on which the Loan is drawn and on each date on which interest is compounded.

9    UNDERTAKINGS

9.1 The undertakings in this Clause 9 shall remain in force until the Loan has been repaid in full.

     USE  OF LOAN
9.2  The Borrower shall use the Loan for the purpose specified in Clause 1.1.

     FINANCIAL INFORMATION
9.3  (a)  The Borrower shall supply to the Bank:-

          (i) as soon as they become available but in any event within 180 days after the end of its financial year the audited financial statements of the Borrower for that year;

          (ii) as soon as they become available but in any event within 30 days after the end of the accounting period to which they relate, and in a format acceptable to the Bank, quarterly management accounts of the Borrower incorporating balance sheet and profit and loss account and aged lists of debtors and creditors;

          (iii) promptly all notices or other documents sent by the Borrower to its shareholders and/or its creditors;

          (iv) promptly such further information in the possession of the Borrower regarding the financial condition and operations of the Borrower as the Bank may reasonably request; and

          (v) on each occasion financial statements are supplied to the Bank pursuant to this Clause, a certificate, in a format acceptable to the Bank, signed by a Director/the Secretary of the Borrower confirming compliance or otherwise with the financial covenants detailed in Clause 10.1 outlining the financial covenant levels and including detailed workings.

     (b) The Borrower undertakes to ensure that all accounts and other financial information submitted to the Bank pursuant to Clause 9.3(a) are prepared consistently and in accordance with GAAP.

     NOTIFICATION OF DEFAULT /

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     NOTIFICATION OF DEFAULT
9.4 The Borrower shall notify the Bank of any Event of Default immediately upon becoming aware of its occurrence.

     NEGATIVE PLEDGE
9.5 The Borrower shall not, nor shall it permit any of its Subsidiaries to, create nor permit to subsist any charge, lien or other encumbrance in the nature of a security interest (except a lien arising by the operation of law in the ordinary course of business) on the whole or any part of the present or future assets of the Borrower (including the Property) or its Subsidiaries except with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed.

     OTHER OBLIGATIONS
9.6 The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any obligations whether by way of borrowing from another source, leasing commitments, factoring of debts, granting of guarantees or by any other means (other than as already disclosed to the Bank prior to the date of this Agreement) except with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed.

     MATERIAL CHANGE IN BUSINESS
9.7 The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or threaten to make any material change in the nature of its business as presently conducted except with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed.

     DISPOSAL OF ASSETS
9.8 The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell, transfer, lease (or where a lease is already in existence, consent to the lease being assigned) or otherwise dispose of all or a substantial part of its or their respective assets (including the Property) except with the prior written consent of the Bank provided that disposals made in the ordinary course of business of the Borrower or the business of its Subsidiaries shall be permitted.

     INSURANCES
9.9 (a) Without prejudice to the provisions of any security held pursuant to this Agreement the Borrower shall keep the Property fully insured against fire and other reasonable risks for its full reinstatement value with an insurer acceptable to the Bank together with Architects' and Surveyors' fees and when called upon by the Bank to do so produce the relative policy (or where the Bank agrees a copy of it) and premium receipts. In the event of the Property being destroyed or damaged by fire or otherwise all monies payable under the policy shall at the Bank's option be applied in making good the relevant loss or damage or in or towards discharge of the sums payable under this Agreement.

     (b) In addition the Borrower shall, and shall procure that each of its Subsidiaries shall, effect and maintain such insurance over its other assets and business in such manner and to such extent as is reasonable and customary for a business engaged in the same or a similar activity and the same or similar localities to the Borrower or its Subsidiaries subject to the terms of any security provided by the Borrower or its Subsidiaries.

     REPAIR AND MAINTENANCE OF PROPERTY
9.10 The Borrower shall without prejudice to the provisions of any security held pursuant to this Agreement:-

     (a) maintain the Property in good and sufficient repair to the reasonable satisfaction of the Bank;

     (b) permit, after seven days clear notice in writing, the Bank or its agents to enter the Property at all reasonable times to examine its condition; and

     (c) make all necessary repairs and make good all defects to satisfy the provisions of Clause 9.10(a) within such reasonable period as the Bank may require by notice in writing.

     CURRENT ACCOUNT
9.11 The Borrower shall maintain its current account banking business with the Bank.

     ENVIRONMENT
9.12 The Borrower shall, and shall procure that each of its Subsidiaries shall:-

     (a) comply with any applicable environmental laws, regulations or practices and comply with and renew all licences, permits, consents or other authorisations held in respect of the Borrower's/its Subsidiaries business;

     (b)/

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     (b)  conduct its business in a manner which cannot form the basis of an environmental claim against it; and

     (c) promptly notify the Bank of any breach of any environmental law, regulation or practice or any licence, permit, consent or other authorisation held and remedy at the Borrower's expense any such breach by the use of best available techniques not entailing excessive cost.

     AUTHORISATIONS AND COMPLIANCE
9.13 The Borrower shall, and shall procure that each of its Subsidiaries shall:-

     (a) comply with all licences, permits, consents or other authorisations held and with any applicable laws, regulations or other legal requirements; and

     (b) promptly notify the Bank of any breach of (i) any law, regulation or other legal requirement and/or (ii) any licence, permit, consent or other authorisation held, and immediately remedy such breach.

     ILLEGALITY
9.14 The Borrower shall on receiving notice from the Bank repay the Loan either forthwith or on a future specified date together with interest accrued to the date of repayment and all other amounts payable under this Agreement by the Borrower if any change in or the introduction of any law, regulation, treaty, official directive or rule of any regulatory authority or organisation having jurisdiction or any change in the interpretation or application thereof should render it unlawful or a breach thereof for the Bank to make available, fund or maintain the Loan or to give effect to its obligations and exercise its rights contemplated by this Agreement.

10   FINANCIAL COVENANTS

     COVENANTS
10.1 The Borrower undertakes that for each accounting period ending on a compliance date as specified in Clause 10.3 its financial performance shall have been such that:-

     NET CASH FLOW:DEBT SERVICE LIABILITY
     (a) the ratio of Net Cash Flow to Debt Service Liability shall not be less than 1.3:1

     FINANCIAL DEFINITIONS
10.2 For the purposes of Clause 10.1 the following definitions shall have the meanings shown opposite them:-

     "BORROWING COSTS" means, in relation to any accounting period of the Borrower, the aggregate of all interest, commission, fees, and charges payable by the Borrower in respect of its Gross Borrowings during such period including without limitation:-
     (i)    capitalised interest;
     (ii)   finance lease charges; and
     (iii) dividends on shares issued on the basis that they are or may become redeemable

     "BORROWING COSTS PAID" means, in relation to any accounting period of the Borrower, the aggregate of all interest, commission, fees, and charges paid and due to be paid by the Borrower in respect of its Gross Borrowings during such period including without limitation:-
     (i)    capitalised interest;
     (ii)   finance lease charges; and
     (iii) dividends on shares issued on the basis that they are or may become redeemable

     "DEBT SERVICE LIABILITY" means in relation to any accounting period of the Borrower, the aggregate of Borrowing Costs Paid and all repayments on Gross Borrowings scheduled to be made during the period

     "DIVIDENDS" means, in relation to any accounting period of the Borrower, all dividends on:-
     (i)    its ordinary share capital and
     (ii) its preference share capital (other than redeemable preference shares)

     "GROSS BORROWINGS" /

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     "GROSS BORROWINGS" means at any time the aggregate of all obligations of the Borrower for the repayment of money, whether present or future, actual or contingent incurred in respect of:-
     (i)    money borrowed from all sources;
     (ii)   any bonds, notes, loan stock, debentures or similar instruments;
     (iii)  acceptance credits, bills of exchange or documentary credits;
     (iv) shares issued on the basis that they are or may become redeemable (at redemption value); (
     (v)    gross obligations under finance leases;
     (vi)   the factoring of debts;
     (vii)  guarantees, indemnities or other assurances against financial loss;
            and
     (viii) amounts raised or obligations incurred in respect of any other transaction which has the commercial effect of borrowing

     "NET CASH FLOW" means in relation to any accounting period of the Borrower, PBIT for that period, PLUS:-
     (i)    any decrease in Net Working Capital during the period;
     (ii)   any loss on the sale of tangible fixed assets;
     (iii)  any loss on the sale of investments;
     (iv)   any increase in provisions not having a cash effect;
     (v)    depreciation; and
     (vi)   exceptional/extraordinary charges not having a cash effect (not
            already dealt with under (ii), (iii), (iv)   or (v) above);
     and LESS:-
     (vii)  any increase in Net Working Capital during the period;
     (viii) any profit on the sale of tangible fixed assets;
     (ix)   any profit on the sale of investments;
     (x)    any release of provisions;
     (xi) exceptional/extraordinary income not having a cash effect (not dealt with under (viii), (ix), or (x) above);
     (xii)  tax paid; and
     (xiii) Dividends paid

     "NET WORKING CAPITAL" means in relation to any accounting period of the Borrower current assets (excluding:-
     (i)    cash at bank and in hand;
     (ii) debtors due more than one year after the end of the accounting period;
     (iii)  corporation tax assets; and
     (iv)   deferred tax assets)
     LESS current liabilities (excluding:-
     (v) obligations to pay money in respect of Gross Borrowings (a) on demand, or (b) within one year after the end of the accounting period;
     (vi)   Dividends payable; and
     (vii)  corporation tax payable)

     "PBIT" means, in relation to any accounting period of the Borrower, the profit/loss of the Borrower on ordinary activities before tax and after exceptional items but after ADDING back:-
     (i) Borrowing Costs (net of capitalised interest and dividends on redeemable shares);
     (ii)   amortisation of goodwill and other intangible assets;
     and  after DEDUCTING:-
     (iii)  interest receivable and other similar income; and
     (iv)   income from fixed asset investments

     COMPLIANCE DATES
10.3 The dates for compliance with Clause 10.1 are :-

     (a) each date as at which the financial statements produced pursuant to Clause 9.3(a)(i) are prepared;

     (b) each date as at which the management accounts produced pursuant to Clause 9.3(a)(ii) are prepared;

     (c) each date as at which any additional accounts produced pursuant to Clause 9.3(a)(iv) are prepared.

     CALCULATION /

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     CALCULATION
10.4 The calculation of the financial covenant detailed in Clause 10.1 shall :-

     (a) be confirmed by the Bank with reference to the financial statements/accounts/compliance certificates produced pursuant to Clause 9.3(a). The calculation of the financial covenant detailed in Clause 10.1(a) which is undertaken with reference to management accounts produced in accordance with Clause 9.3(a)(ii) shall be based on cumulative figures for the period since the end of the Borrower's last financial year;

     (b) be in accordance with the accounting principles and policies applied in connection with the Base Accounts.

     CONSISTENT APPLICATION OF ACCOUNTING PRINCIPLES
10.5 If the Borrower (a) changes its accounting policies as applied in connection with the preparation of the Base Accounts whether as a result of a change in GAAP or otherwise, and/or (b) changes its financial year end, it shall immediately notify the Bank to determine whether the change affects the financial covenant detailed in Clause 10.1. The Borrower and the Bank shall at the Bank's request negotiate in good faith with a view to agreeing such amendments to the financial covenant and/or the relevant definitions as set out in Clause 10.2 as may be necessary to provide the Bank with protection comparable to that granted as at the date of this Agreement. Any such amendments will be documented by means of a Supplementary Agreement between the Borrower and the Bank.

     COMPUTATION
10.6 If there is any dispute as to any computation under this Clause 10 (including any amendment sought pursuant to Clause 10.5) or as to the interpretation of any of the relevant definitions in Clause 10.2, the decision of the Bank shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     DURATION
10.7 The financial covenant set out in this Clause 10 shall remain in force until the Loan has been repaid in full.

11   SECURITY

11.1 The obligations of the Borrower to the Bank under this Agreement shall be secured by:-

     (a) all existing security held by the Bank for the Borrower's liabilities including the Bond and Floating Charge by the Borrower over their whole property and undertaking;

     (b) a Standard Security constituting a first charge over the Property in the Bank's preferred form; and

     (c) all future security which the Bank may from time to time hold for the Borrower's liabilities.

11.2 For the avoidance of doubt the Borrower acknowledges that all security held and to be held by the Bank shall unless the security document expressly states otherwise secure all the liabilities of the Borrower to the Bank of whatsoever nature.

12   EVENTS OF DEFAULT

12.1 In the event that:-

     NON PAYMENT
     (a) the Borrower fails to pay on the due date any amount payable under this Agreement (other than where the Borrower demonstrates to the satisfaction of the Bank that such failure is due to an administrative or technical payment error, in which case the Borrower shall have 3 Business Days from the due date to make such payment); or

     MISREPRESENTATION /

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     MISREPRESENTATION
     (b) any representation or warranty made or repeated by the Borrower in this Agreement is or proves to have been incorrect in any material respect when made or repeated; or

     BREACH OF OTHER OBLIGATIONS
     (c) the Borrower fails to comply with any provision of this Agreement or the Borrower or any other grantor of security fails to comply with any provision of the security provided pursuant to Clause 11 and, where capable of remedy, such failure is not remedied to the reasonable satisfaction of the Bank within 7 Business Days of the Bank giving notice to the Borrower or other grantor requiring the Borrower or other grantor to remedy the same; or

     CROSS DEFAULT
     (d) the Borrower or any of its Subsidiaries defaults in the performance of any other agreement for borrowed monies so as to accelerate or render capable of acceleration the due date of repayment thereunder or such borrowed monies are not repaid in full on the due date or repayment of any such borrowed monies is due on demand and is not paid in full forthwith on such demand being made; or

     INSOLVENCY AND ANALOGOUS PROCEEDINGS
     (e) the Borrower or any of its Subsidiaries is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or the Borrower or any of its Subsidiaries otherwise becomes insolvent or suspends making payments to all or any class of its creditors or announces an intention to do so; or

     (f) any distress, diligence, execution, attachment or other legal process affects the whole or a material part of the assets of the Borrower or any of its Subsidiaries and is not discharged within 21 days; or

     (g) an administrative or other receiver or similar officer is appointed of the whole or any part of the assets of the Borrower or any of its Subsidiaries or the Borrower or any of its Subsidiaries requests any person to appoint such a receiver or similar officer or any other steps are taken to enforce any charge or other security over any of the property of the Borrower or any of its Subsidiaries; or

     (h) any order is made or any effective resolution is passed or a petition is presented or other steps are taken for:-

          (i) the winding up, dissolution or liquidation of the Borrower or any of its Subsidiaries other than for the purpose of a reconstruction or amalgamation the terms of which have previously been approved by the Bank in writing; or

          (ii) the making of an administration order against the Borrower or any of its Subsidiaries; or

     (i) any steps are taken by another creditor to repossess any goods in the possession of the Borrower or any of its Subsidiaries under any hire purchase, conditional sale, leasing, retention of title or similar agreement; or

     VALUE OF BUSINESS AND SECURITY
     (j) there is a significant drop in the value of the Borrower's business or the security held by the Bank; or

     CONTROL
     (k) control of the Borrower or any of its Subsidiaries passes without the consent of the Bank to any person, firm or company acting either individually or in concert; or

     DESTRUCTION OF PROPERTY
     (l)  the Property is destroyed; or

     DISPOSAL OF PROPERTY
     (m)  the Property is sold, transferred or otherwise disposed of; or

     MATERIAL ADVERSE CHANGE
     (n) any event occurs which in the opinion of the Bank is likely to have a material adverse effect on the ability of the Borrower to comply with its obligations under this Agreement then /

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     then in any such case and at any time thereafter while such event is continuing the Bank may by written notice to the Borrower declare the Loan, all interest accrued and all other sums payable by the Borrower under this Agreement including the additional payment detailed in Clauses 5.2(a) and 5.2(b) to be immediately due and payable and/or terminate the obligations of the Bank under this Agreement.

13   FEES CHARGES AND EXPENSES

13.1 The Borrower shall pay to the Bank the charges and fees referred to in Clauses 2, 4 and 5 and in addition shall meet all costs, charges and expenses incurred (including the fees and expenses of any legal advisers whether directly employed by the Bank or who provide other services to the
     Bank) in connection with:-

     (a)  the preparation and execution of this Agreement;

     (b) the constitution and discharge of the security detailed in Clause 11 and any further security granted in favour of the Bank pursuant to Clause 11;

     (c)  the occurrence of any Event of Default;

     (d) the enforcement or preservation of the Bank's rights under this Agreement and any security held by the Bank in terms of Clause 11; and

     (e) any breach of any environmental law or regulation by the Borrower or its Subsidiaries.

13.2 The Borrower shall remain liable for any outstanding charges detailed in Clause 13.1 if this Agreement is cancelled by the Bank.

13.3 The Borrower shall pay to the Bank an arrangement fee of L 10,000 on the date which is the earlier of (i) the date on which the Loan is drawn and
     (ii) the date which is 5 Business Days after this Agreement is signed on behalf of the Borrower.

13.4 The Borrower authorises the Bank to debit any unpaid fees, charges and expenses to a current account maintained by the Borrower with the Bank.

14   NOTICES

14.1 Every notice or other communication made under this Agreement shall unless otherwise stated be in writing (by way of letter, telex or facsimile transmission) and shall be given:-

     (a)  in the case of the Borrower to its registered office; and

     (b)  in the case of the Bank to the Branch Office.

14.2 Every notice or other communication shall be deemed to have been received:-

     (a) in the case of a letter when delivered personally or two days after its posting by first class post; and

     (b)  in the case of a telex or facsimile transmission when despatched.

15     MISCELLANEOUS

15.1 The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

15.2 The Bank may assign all or any part of its rights or benefits under this Agreement without the consent of the Borrower. The Bank may disclose to a prospective assignee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrower as the Bank shall consider appropriate.

15.3 No delay or omission on the part of the Bank in exercising any of its rights powers or privileges under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right power or privilege preclude any other or further exercise thereof or the exercise of any other right power or privilege.

15.4/

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15.4 This Agreement supersedes all prior agreements, arrangements or correspondence between the Bank and the Borrower in relation to the Loan.

16   LAW

16.1 This Agreement shall be governed by and construed in accordance with the laws of Scotland.

IN WITNESS whereof this Agreement is executed by the duly authorised representatives of the Bank and the Borrower.

For and on behalf of the Bank


Signature..................... /s/ Illegible


Date................. 18/8/02

   THE BORROWER IS ADVISED TO READ CLAUSE 5.2 IN CONJUNCTION WITH THE GUIDE TO EARLY REPAYMENT - CHARGES FOR FIXED-RATE LOANS WHICH EXPLAINS THE BASIS FOR
       EARLY REPAYMENT CHARGES, AND HOW THE BANK CALCULATES SUCH A CHARGE

The Borrower herby accepts the above terms and conditions and confirms having received and read the Guide to early repayment charges for fixed-rate loans.

For and on behalf of the Borrower


Signature....................../s/ John Ackroyd


Date..................21/8/02

                                    SCHEDULE

Schedule to Agreement between THE ROYAL BANK OF SCOTLAND plc and CRUACHEM
LIMITED

    1. With reference to Clause 2.1 the Loan must be drawn down no later than 3 SEPTEMBER (the "Availability Date").

2. With reference to Clause 3.1 interest on the Loan will be charged at a fixed rate of 6.77 % per annum. This fixed rate is equal to the aggregate of:-

     (i)     5.27% representing the Bank's cost of funding the Loan and;
     (ii)    1.50% representing the Bank's margin.

*3.  DELETED

4. With reference to Clause 6.1 the Loan, together with interest, will be repayable by 179 payments of L 26,666.66 and a final payment of L 26667.25 at monthly intervals commencing 1 month(s) after the date the Loan is drawn.

Signed for and on behalf of The Royal Bank of Scotland plc


Signature.................../s/ Illegible


Date................3/9/02

Signed for and on behalf of the Borrower


Signature.................../s/ John Ackroyd


Date................3/9/02


*Delete if not applicable